UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2024

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas		75231
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KOS	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On September 6, 2024, Kosmos Energy Ltd. (the “Company”) acceded two new Lenders to its reserve-based lending facility (the “Facility”), increasing total commitments by $145 million to the full Facility size of $1.35 billion. In August 2024, the Company also entered into $500 million notional amount of interest rate swaps for 2025 at a rate of approximately 3.65%.

Item 8.01	Other Events.

Notes Offering and Concurrent Tender Offers

On September 9, 2024, the Company announced that it has commenced an offering of $500,000,000 aggregate principal amount of new senior notes due 2031 (the “New Notes”) and concurrent cash tender offers (the “Tender Offers”) to purchase (i) up to $400,000,000 aggregate principal amount of the Company’s outstanding 7.125% Senior Notes due 2026 and (ii) up to $100,000,000 aggregate principal amount of the Company’s outstanding 7.750% Senior Notes due 2027 and 7.500% Senior Notes due 2028, subject, in the case of the 7.750% Senior Notes due 2027, a maximum tender cap of $50,000,000 aggregate principal amount.

The Company intends to use the net proceeds from the offering of the New Notes, together with cash on hand, to fund the Tender Offers. The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities or blue sky laws. The New Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act.

Copies of the press releases announcing the offering of New Notes and the Tender Offers are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

This report is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities, and it does not constitute an offer to purchase or a solicitation to sell any notes subject to the Tender Offers or any other securities or a conditional notice of partial redemption with respect to any securities. This report shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01	Financial Statements and Other Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press release dated September 9, 2024.
99.2	Press release dated September 9, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2024

KOSMOS ENERGY LTD.

By:	/s/ Neal D. Shah
Neal D. Shah
Senior Vice President and Chief Financial Officer